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                                                                   EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Merrill Lynch Life Insurance Company on Form S-3 of our report dated February 28, 2000, incorporated by reference in the Prospectuses, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectuses.

/s/ Deloitte & Touche LLP

New York, New York
April 5, 2000